UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2023

Oak Street Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39427	84-3446686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 W. Monroe Street

Suite 1200

Chicago, Illinois 60603

(Address of principal executive offices)

(844) 871-5650

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	OSH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Supplemental Disclosures

As previously disclosed, on February 7, 2023, Oak Street Health, Inc., a Delaware corporation (“Oak Street Health” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CVS Pharmacy, Inc., a Rhode Island corporation (“Parent”), Halo Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and for the limited purposes set forth therein, CVS Health Corporation, a Delaware corporation and ultimate parent company of Parent (“CVS Health”), pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). On March 30, 2023, the Company filed a definitive proxy statement on Schedule DEFM14A (the “Definitive Proxy Statement”), as such may be supplemented from time to time, with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the special meeting of the Company’s stockholders to vote to adopt the Merger Agreement scheduled to be held on April 28, 2023 (the “Oak Street Health Special Meeting”).

Explanatory Note

In connection with the Merger, seven complaints have been filed as individual actions in United States District Courts. Five complaints have been filed in the United States District Court for the Southern District of New York and are captioned Ryan O’Dell v. Oak Street Health, Inc., et al., No. 23-cv-02029 (filed March 9, 2023), Elaine Wang v. Oak Street Health, Inc., et al., No. 23-cv-02076 (filed March 10, 2023), Stephen Bushansky v. Oak Street Health, Inc., et al., No. 23-cv-02709 (filed March 31, 2023), John Thompson v. Oak Street Health, Inc., et al., No. 23-cv-02766 (filed April 3, 2023), and Jeffrey Rubin v. Oak Street Health, Inc., et al., No. 23-cv-2838 (filed April 4, 2023). One complaint has been filed in the Circuit Court of Cook County’s Chancery Division in Illinois and is captioned Margie Elstein v. Regina Benjamin, MD, et al., No. 2023CH03133 (filed March 30, 2023) (the “Illinois Action”). One complaint has been filed in the United States District Court for the District of Delaware and is captioned Michael Kent v. Oak Street Health, Inc., et al., No. 23-cv-00371 (filed March 31, 2023). The foregoing complaints are referred to as the “Merger Actions.”

The Merger Actions each name Oak Street Health and its directors as defendants, and in addition, the Illinois Action names CVS Health and Parent as defendants. The Merger Actions allege, among other things, that the defendants filed or caused to be filed a materially incomplete and misleading preliminary proxy statement or Definitive Proxy Statement with the SEC relating to the Merger in violation of Sections 14(a) and 20(a) of the Exchange Act, 15 U.S.C. §§ 78n(a), 78t(a), SEC Rule 14a-9, 17 C.F.R. 240.14a-9 and 17 C.F.R. § 244.100 and, in the case of the Illinois Action, Illinois state law. The plaintiffs seek, among other things, injunctive relief preventing the defendants from consummating the Merger unless and until additional disclosures are made, and an award of costs and disbursements, including reasonable attorneys’ and experts’ fees and expenses.

Additionally, Oak Street Health has received demand letters from nine purported stockholders of Oak Street Health seeking additional disclosures in the preliminary proxy statement or the Definitive Proxy Statement.

Oak Street Health believes the claims asserted in the Merger Actions and the demand letters are without merit but cannot predict the outcome of any such claims. Additional lawsuits and demand letters arising out of the Merger may also be filed or received in the future. If additional similar lawsuits and demand letters are filed or received, absent new or significantly different allegations, Oak Street Health will not necessarily disclose such additional lawsuits or demand letters.

While Oak Street Health believes that the disclosures set forth in the Definitive Proxy Statement comply fully with all applicable laws and denies the allegations in the pending Merger Actions described above, in order to moot plaintiffs’ disclosure claims, and avoid nuisance and possible expense and business delays, Oak Street Health has determined voluntarily to supplement certain disclosures in the Definitive Proxy Statement related to plaintiffs’ claims with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit, necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Oak Street Health specifically denies all allegations in the Merger Actions and the demand letters described above that any additional disclosure was or is required or material.

All page references used herein refer to pages in the Definitive Proxy Statement before any additions or deletions resulting from the Supplemental Disclosures, and capitalized terms used below, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement. Underlined and bolded text shows text being added to a referenced disclosure in the Definitive Proxy Statement and stricken-through text shows text being deleted from a referenced disclosure in the Definitive Proxy Statement. This Current Report on Form 8-K is incorporated into, and amends and/or supplements, the Definitive Proxy Statement as provided herein. Except as specifically noted herein, the information set forth in the Definitive Proxy Statement remains unchanged.

Supplemental Disclosures to Definitive Proxy Statement

The fourth paragraph on page 37 of the Definitive Proxy Statement is hereby supplemented by amending and restating such paragraph as follows:

On February 4, 2023 and February 5, 2023, Mr. Pykosz and representatives of CVS Health engaged in high-level discussions regarding the retention of Oak Street Health’s senior management following consummation of the transaction. During such discussions, no proposals with respect to Oak Street Health’s senior management’s post-closing employment, compensation or incentive or equity arrangements were made by either Mr. Pykosz or representatives of CVS Health.

The table following the fourth paragraph under the sub-heading titled “Selected Public Company Analysis,” on page 47 of the Definitive Proxy Statement is hereby supplemented by amending and restating the table on such page as follows:

Selected Company	Enterprise Value ($bn)	EV / 2023E Revenue
Agilon Health, Inc.	$8.4	2.1x
Apollo Medical Holdings, Inc.	$2.1	0.9x
Cano Health, Inc.	$1.7	0.5x
CareMax, Inc.	$0.6	0.8x
Privia Health Group, Inc.	$3.0	1.1x
Mean		1.1x
Median		0.9x

The table following the second paragraph under the sub-heading titled “Selected Transaction Analysis,” on page 48 of the Definitive Proxy Statement is hereby supplemented by amending and restating the table on such pages as follows:

Date Announced	Acquiror	Target	Enterprise Value ($bn)	EV/LTM Revenue Multiple
November 2022	Walgreens Boots Alliance, Inc.	Summit Health-CityMD	$8.9	3.1x
July 2022	Amazon.com, Inc.	1Life Healthcare, Inc.	$3.7	4.1x
February 2022	Kinderhook Industries, LLC	Better Health Group (f.k.a.) Physicians Partners	$2.6	3.1x
October 2021	Walgreens Boots Alliance, Inc.	Village Practice Management Company, LLC	$12.9	9.9x
July 2021	Cano Health, Inc.	Doctors Medical Center	$0.3	1.5x
June 2021	Cano Health, Inc.	University Health Care	$0.6	1.7x
June 2021	1Life Healthcare, Inc.	Iora Health, Inc.	$2.1	9.5x
December 2017	Optum, Inc.	DaVita Medical Group	$4.3	0.8x
May 2012	DaVita, Inc.	Health Care Partners Medical Group, P.C.	$4.4	1.3x
Mean				3.9x
Median				3.1x

The second and third paragraphs under the sub-heading titled “Discounted Cash Flow Analysis,” on pages 49-50 of the Definitive Proxy Statement are hereby supplemented by amending and restating such paragraphs as follows:

In performing this analysis, Centerview calculated implied enterprise values for Oak Street Health by discounting to present value as of December 31, 2022 using discount rates ranging from 11.25% to 13.50% (reflecting Centerview’s analysis of the Oak Street Health’s weighted average cost of capital based on considerations that Centerview deemed relevant in its professional judgment and experience), the forecasted unlevered free cash flows of the Company based on Forecasts during the period beginning the first quarter of 2023, and ending in December 2028 and extrapolation beginning the first quarter of 2029, and ending in December 2037, and forecasted use of federal and state net operating loss (“NOL”)

carryforwards through 2032. The implied terminal value of Oak Street Health at the end of the forecast period was estimated by using perpetuity growth rates ranging from 2.5% to 3.5% (which were determined based on considerations that Centerview deemed relevant in its professional judgment and experience). For purposes of this analysis, stock-based compensation was treated as a cash expense. Centerview then subtracted from the range of implied enterprise values Oak Street Health’s estimated net debt of $569 million (calculated as debt less cash and investments) as of December 31, 2022 as set forth in the Internal Data, to derive a range of implied equity values for Oak Street Health.

Centerview then divided this range of implied equity values by the number of fully-diluted outstanding shares of Oak Street Health common stock (which included approximately 243,022,452 shares of issued and outstanding Company Common Stock and the impact, determined using the treasury stock method, of approximately 19,753,087 total outstanding Company Options (including performance-based Company Options) and approximately 3,709,972 total outstanding Company RSUs (including performance-based Company RSUs)~~determined using the treasury stock method and taking into account outstanding in-the-money options and restricted stock units (including performance-based restricted stock units)~~) as set forth in the Internal Data (calculated as of February 3, 2023), to derive a range of implied values of Oak Street Health common stock of $29.50 to $48.30 (rounded to the nearest $0.10) per share, inclusive of the NOLs. Centerview then compared this range to the $39.00 per share in cash, without interest, proposed to be paid to the holders of the shares of Oak Street Health common stock (other than the Excluded Shares) pursuant to the Merger Agreement.

The sub-section titled “General” on pages 51-52 of the Definitive Proxy Statement is hereby supplemented by adding the following paragraph as the last paragraph of such sub-section:

In addition, David Dorman, who was the Chairman of the Board of Directors of CVS Health from May 2011 until May 2022, is a partner in the ultimate general partner and the manager of Centerview Capital Technology Fund (Delaware), L.P., and Centerview Capital Technology Fund-A (Delaware), L.P., together with a related employee fund (collectively, “Centerview Capital Technology”), which are growth equity investment funds focused on the technology sector. Certain partners of Centerview Partners LLC are partners in Centerview Capital Technology, and, along with Mr. Dorman, serve on Centerview Capital Technology’s investment committee. Centerview Partners LLC provides certain back-office support to Centerview Capital Technology. Mr. Dorman has no ownership interest in, and is not an employee of, Centerview Partners LLC.

The section of the Definitive Proxy Statement titled “Certain Financial Projections” on pages 52 to 54 of the Definitive Proxy Statement is hereby supplemented by amending and restating such section as follows:

In our press releases announcing quarterly and annual results, Oak Street Health has historically prepared and provided certain public guidance as to its projected financial and operational results for its then-current fiscal quarter and fiscal year. Oak Street Health does not otherwise, as a matter of course, make long-term projections as to future performance available to the public (other than in certain limited circumstances), given, among other things, the inherent difficulty of predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may not be realized.

However, in connection with the evaluation of potential strategic alternatives, as described further in the section of this proxy statement titled “The Merger — Background of the Merger”, Oak Street Health’s management team prepared certain unaudited prospective financial information for Oak Street Health for the remainder of fiscal year 2022 and fiscal years 2023 through 2028 (the “Projections”). The Company’s senior management also prepared extrapolations of the Projections for fiscal years 2029 through 2037 (the “Extrapolations”) and certain analyses related to the expected utilization of federal and state NOL carryforwards through 2032 (the “NOL Forecasts”, and together with the Projections and the Extrapolations, the “Financial Information”), which were provided to Centerview for purposes of its financial analyses summarized in the section above titled “— Opinion of Centerview”.

The ~~Projections~~ Financial Information ~~were~~ was not prepared with a view toward public disclosure, and accordingly, does not necessarily comply with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or generally accepted accounting principles (“GAAP”). The Company’s independent registered public accounting firm has not compiled, examined, audited or performed any procedures with respect to the ~~Projections~~ Financial Information, and has not expressed any opinion or any other form of assurance regarding this information or its achievability.

The ~~Projections~~ Financial Information summarized below ~~are~~ is included solely to provide Oak Street Health stockholders access to financial projections that were made available to the Oak Street Health Board, the Transaction Committee, Centerview and, solely with respect to the Projections, CVS Health in connection with the proposed Merger, and are not included in this proxy statement to influence an Oak Street Health stockholder’s decision as to whether to vote to adopt the Merger Agreement or for any other purpose.

None of the Company, the Oak Street Health Board, Centerview, CVS Health or any of their respective affiliates, advisors or other representatives makes any representation to any stockholder regarding the validity, reasonableness, accuracy or completeness of the ~~Projections~~ Financial Information or the ultimate performance of the Company relative to the ~~Projections~~ Financial Information. The inclusion of the summary of the ~~Projections~~ Financial Information in this proxy statement does not constitute an admission or representation of the Company, the Oak Street Health Board, Centerview, CVS Health or any of their respective affiliates, advisors or other representatives that the ~~Projections~~ Financial Information or the information contained therein are material. The inclusion of the summary of the ~~Projections~~ Financial Information in this proxy statement should not be regarded as an indication that Oak Street Health or anyone who receives the ~~Projections~~ Financial Information then considered, or now considers, the ~~Projections~~ Financial Information to be necessarily predictive of actual future events, and this information should not be relied upon as such. In the view of Oak Street Health’s management, the ~~Projections~~ Financial Information ~~were~~ was prepared on a reasonable basis, reflected the best estimates and judgments available to Oak Street Health’s management at the time and presented, to the best of Oak Street Health’s management’s knowledge and belief, the expected course of action and Oak Street Health’s expected future financial performance as of the date such information was prepared.

The ~~Projections~~ Financial Information summarized below, while presented with numerical specificity, were based on numerous variables and assumptions that necessarily involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions, all of which are difficult or impossible to predict and many of which are beyond Oak Street Health’s control. In addition, the ~~Projections~~ Financial Information reflects assumptions that are subject to change and are susceptible to multiple interpretations based on actual results, revised prospects for Oak Street Health’s business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated when the ~~Projections~~ Financial Information ~~were~~ was prepared. Accordingly, actual results will differ, and may differ materially, from those contained in the ~~Projections~~ Financial Information, and therefore, the ~~Projections~~ Financial Information cannot be considered a guarantee of future operating results and should not be relied upon as such.

The ~~Projections~~ Financial Information reflects the assumption that the Company will open 35 new primary care centers per year for fiscal years 2023 and 2024, and 40 new primary care centers per year for fiscal years 2022 and 2025 through ~~2028~~2037. The ~~Projections~~ Financial Information also reflects other assumptions that are subject to change, including, but not limited to, assumptions regarding: primary care center membership mix; market share; market size and conditions; revenue; medical costs; operating expenses; capital expenditures; and net working capital. The ~~Projections~~ Financial Information covers multiple years, and thus, by ~~their~~ its nature, ~~they~~ becomes subject to greater uncertainty with each successive year.

The ~~Projections~~ Financial Information assumes organic company growth without business expansions from mergers and acquisitions or alternative business models. In addition, the ~~Projections~~ Financial Information does not take into account any circumstances, transactions or events occurring after the date on which the ~~Projections~~ Financial Information ~~were~~ was prepared and do not give effect to any changes or expenses incurred after the date on which they were made, including as a result of the Merger or any effects of the Merger (including any failure of the Merger to be completed).

Except as required by applicable securities laws, Oak Street Health does not intend to update or otherwise revise the ~~Projections~~ Financial Information to reflect circumstances existing after the date on which the ~~Projections~~ Financial Information ~~were~~ was prepared or to reflect the occurrence of future events, even in the event that any or all of the underlying assumptions are shown to be in error. There can be no assurance that the financial results in the ~~Projections~~ Financial Information will be realized, or that future actual financial results will not materially vary from those estimated in the ~~Projections~~ Financial Information. In light of the foregoing, and the uncertainties inherent in the ~~Projections~~ Financial Information, stockholders are cautioned not to place undue, if any, reliance on the ~~Projections~~ Financial Information. The ~~Projections~~ Financial Information should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Oak Street Health in its public filings with the SEC.

Important factors that may affect actual results and the achievability of the ~~Projections~~ Financial Information include, but are not limited to: regulatory actions at the federal, state and local level, decisions of health network providers, enterprise clients and existing and potential patients, changes in the health insurance industry, general economic conditions, including COVID-19, and disruptions in the financial, debt, capital, credit or securities markets; industry and market dynamics; competition; and those risks and uncertainties described in Oak Street Health’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. See also the section entitled “Cautionary Note Regarding Forward-Looking Statements” in this proxy statement.

Certain of the measures included in the ~~Projections~~ Financial Information are financial measures that are not calculated in accordance with GAAP. Such non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures, because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. Financial measures provided to a financial advisor are excluded from the SEC’s rules concerning non-GAAP financial measures and, therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures in disclosures relating to a proposed business combination such as the Merger if the disclosure is included in a document such as this proxy statement, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not prepared or relied upon by the Oak Street Health Board in connection with its consideration of the Merger Agreement or by Centerview for purposes of its financial analyses. Accordingly, the Company has not provided a reconciliation of any financial measures included in the ~~Projections~~ Financial Information.

The following table is a summary of the Projections:

	2022E	2023E	2024E	2025E	2026E	2027E	2028E
	($ in millions)
Revenue	$2,165	$3,289	$4,768	$6,377	$8,207	$10,164	$12,256
Platform Contribution(1)	$82	$194	$379	$610	$890	$1,212	$1,541
Adj. EBITDA(2)	($285)	($233)	($123)	$35	$249	$486	$729
Unlevered Free Cash Flow(3)	($378)	($247)	($173)	($35)	$182	$409	$640

(1)

Platform Contribution is a non-GAAP financial measure which represents total revenues less the sum of medical claims expense and cost of care, excluding depreciation and amortization and equity-based compensation.

(2)

Adjusted EBITDA is a non-GAAP financial measure which represents net loss excluding interest expense; net, other income/ expense; income taxes; fair value adjustments related to assets and liabilities recorded in purchase accounting, such as earn-out liabilities and equity-method investments’ activity, including any impairment of such investments; depreciation and amortization; transaction/ offering related costs; one-time in nature litigation costs and stock and equity-based compensation.

(3)

Unlevered Free Cash Flow is a non-GAAP financial measure which represents Adjusted EBITDA less capital expenditures, less changes in net working capital, less certain transaction costs, less the contingent payments due in connection with the acquisition of RubiconMD Holdings, Inc. in 2022.

The following table is a summary of the Extrapolations:

	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E
	($ in millions)
Revenue	$14,500	$16,914	$19,394	$22,004	$24,729	$27,564	$30,507	$33,557	$36,786
Platform Contribution(1)	$1,925	$2,340	$2,758	$3,196	$3,656	$4,135	$4,631	$5,143	$5,684
Adj. EBITDA(2)	$1,006	$1,317	$1,642	$1,995	$2,378	$2,791	$3,232	$3,703	$4,213
Unlevered Free Cash Flow(3)	$611	$835	$1,069	$1,326	$1,601	$1,896	$2,211	$2,547	$2,910

The following table is a summary of the NOL Forecasts:

	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
	($ in millions)
Starting Available NOLs(1)	$1,604	$1,980	$2,210	$2,303	$2,261	$2,046	$1,641	$1,020	$157	—
NOLs Used(2)	—	—	—	($42)	($215)	($404)	($621)	($864)	($157)	—
Ending NOLs	$1,980	$2,210	$2,303	$2,261	$2,046	$1,641	$1,020	$157	—	—
NOLs Used(2)	—	—	—	($42)	($215)	($404)	($621)	($864)	($157)	—
Tax Rate(3)	25%	25%	25%	25%	25%	25%	25%	25%	25%	25%
Future Value of Tax Shield from NOLs	—	—	—	$11	$54	$101	$155	$216	$39	—

(1)	Estimated 2023 federal and post-apportionment state beginning NOL balances based on 2022 estimate provided by Oak Street Health management.
(2)	NOLs used to off-set pre-tax income.
(3)	Reflects combined state and federal tax.

The paragraph under the sub-heading “Other Interests” on page 65 of the Definitive Proxy Statement is hereby supplemented by amending and restating such paragraph as follows:

As of the date of this proxy statement, although it is expected that Mr. Pykosz will continue as the Chief Executive Officer of Oak Street Health following the Merger, none of our directors or executive officers, including Mr. Pykosz, has entered into any agreement, arrangement or understanding with CVS Health or any of its affiliates regarding employment or service with, or compensation following the Merger to be paid by, CVS Health or any of its affiliates, and no employment agreements, offer letters or term sheets have been proposed by our directors or executive officers, or by CVS Health or its affiliates, with respect to the foregoing. However, prior to the closing of the Merger, our directors or executive officers may discuss or enter into agreements, arrangements or understandings with CVS Health or any of its affiliates regarding employment or service with, or compensation following the Merger, to be paid by CVS Health or any of its affiliates.

Cautionary Statement Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of Oak Street Health. This Current Report on Form 8-K contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding Oak Street Health’s expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Statements in this Current Report on Form 8-K that are forward looking may include, but are not limited to, statements regarding the expected timing of the closing of the proposed acquisition and other transactions contemplated by the Merger Agreement. By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Such risks and uncertainties include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the right of Oak Street Health or CVS Health or both of them to terminate the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the failure to obtain Oak Street Health stockholder approval in a timely manner or otherwise; the risk that the acquisition may not close in the anticipated timeframe or at all due to one or more of the other closing conditions to the transaction not being satisfied or waived; the risk that there may be unexpected costs, charges or expenses resulting from the proposed acquisition; risks that the proposed transaction disrupts Oak Street Health’s current plans and operations; the risk that certain restrictions during the pendency of the proposed transaction may impact Oak Street Health’s ability to pursue certain business opportunities or strategic transactions; risks related to disruption of each company’s management’s time and attention from ongoing business operations due to the proposed transaction; continued availability of capital and financing and rating agency actions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Oak Street Health’s common stock, credit ratings or operating results; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Oak Street Health to retain and hire key personnel, to retain customers and to maintain relationships with its business partners, suppliers and customers and on its operating results and businesses generally, including with respect to Humana Inc. and its affiliates, which lease or license to Oak Street Health a majority of Oak Street Health’s primary care centers; the risk of litigation that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers and/or regulatory actions related to the proposed acquisition, including the effects of any outcomes related thereto; risks related to unpredictable and severe or catastrophic events, including but not limited to acts of terrorism, war or hostilities, cyber attacks, or the impact of the COVID-19 pandemic or any other pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide on Oak Street Health’s business, financial condition and results of operations, as well as the response thereto by each company’s management; and other business effects, including the effects of industry, market, economic, political or regulatory conditions. Also, Oak Street Health’s actual results may differ materially from those contemplated by the forward-looking statements for a number of additional reasons as described in Oak Street Health’s filings with the SEC, including those set forth in the Risk Factors section and under any “Forward-Looking Statements” or similar heading in Oak Street Health’s most recently filed Annual Report on Form 10-K and Oak Street Health’s Current Reports on Form 8-K.

You are cautioned not to place undue reliance on Oak Street Health’s forward-looking statements. Oak Street Health’s forward-looking statements are and will be based upon management’s then-current views and assumptions regarding CVS Health’s proposed acquisition of Oak Street Health, future events and operating performance, and are applicable only as of the dates of such statements. Oak Street Health assumes no duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Oak Street Health and CVS Health. Oak Street Health has filed the Definitive Proxy Statement relating to the Oak Street Health Special Meeting with the SEC on March 30, 2023. This Current Report on Form 8-K is not a substitute for the Definitive Proxy Statement or any other document that may be filed by Oak Street Health with the SEC.

BEFORE MAKING ANY DECISION, OAK STREET HEALTH STOCKHOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE DEFINITIVE PROXY STATEMENT BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at Oak Street Health’s special meeting of stockholders to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in the Definitive Proxy Statement. You may obtain a free copy of the Definitive Proxy Statement and other related documents filed by Oak Street Health and documents filed by CVS Health with the SEC at the website maintained by the SEC at www.sec.gov or by accessing the Investor Relations section of Oak Street Health’s website at https://www.oakstreethealth.com for documents filed by Oak Street Health or the Investors portion of CVS Health’s website at https://investors.cvshealth.com for documents filed by CVS Health.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Oak Street Health, CVS Health and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Oak Street Health’s stockholders in connection with the proposed transaction. Information regarding CVS Health’s directors and executive officers is contained in CVS Health’s Definitive Proxy Statement for its 2022 Annual Meeting of Stockholders filed with the SEC on April 1, 2022, as updated by CVS Health’s subsequent filings made on www.sec.gov. Information regarding Oak Street Health’s directors and executive officers, including a description of their respective direct or indirect interests, by security holdings or otherwise, is and will be included in the Definitive Proxy Statement and Oak Street Health’s other filings with the SEC made subsequent to the date of the Definitive Proxy Statement. To the extent holdings of Oak Street Health’s securities by such directors or officers have changed or will change since the amounts printed as of a date disclosed in the Definitive Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3, Statements of Changes in Beneficial Ownership on Form 4 or other ownership reports filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Definitive Proxy Statement and other materials to be filed with the SEC in connection with the special meeting of Oak Street Health’s stockholders. These documents can be obtained free of charge from the SEC’s website at www.sec.gov or by accessing the Investor Relations section of Oak Street Health’s website at https://www.oakstreethealth.com for documents filed by Oak Street Health or the Investors portion of CVS Health’s website at https://investors.cvshealth.com for documents filed by CVS Health.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK STREET HEALTH, INC.

Date: April 20, 2023	By:	/s/ Robert Guenthner
	Name:	Robert Guenthner
	Title:	Chief Legal Officer